Exhibit 99.1

FOR IMMEDIATE RELEASE

HAMPSHIRE GROUP CHANGES ANNUAL MEETING OF STOCKHOLDERS TO INVESTOR DAY

New York, NY, February 1, 2016 -- Hampshire Group, Limited (OTC Markets: HAMP) today provided additional information regarding the Company's previously announced 2015 Annual Meeting of Stockholders (the “Annual Meeting”) scheduled for February 16, 2016.

As previously announced, Hampshire Group expects to resume a normal schedule of quarterly SEC filings after filing the results for the second through fourth quarters of 2015 in the coming months. Until that time, the Company has concluded, after conferring with the SEC, that the Company should not proceed with its 2015 proxy statement. As a result, no business related to the approval of Company proposals will be conducted at the February 16th meeting, which will instead be an “Investor Day” focused on a review of the business. Details are as follows:

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The meeting will be held at 9:00 a.m. at the office of Blank Rome LLP, The Chrysler Building, 405 Lexington Avenue, New York, NY 10174. Stockholders and interested parties may attend in person or may listen via a conference call.

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To join the conference call, dial 201-493-6749. Please call in 10 minutes before the meeting is scheduled to begin and ask for the Hampshire Group, Limited call. A replay of the meeting will be available on the investor relations section of Hampshire Group’s website (http://www.hamp.com/investor_relations.htm) within an hour after the completion of the live event, and will remain available for 90 days.

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The meeting will include a presentation by Hampshire Group management reviewing the Company’s financial results reported to date, its business strategy for 2016, its outlook and a review of its capital plan.

●	A presentation outlining the above topics will be posted to Hampshire Group’s website at http://www.hamp.com/investor_relations.htm.

About Hampshire Group

Hampshire Group, Limited (www.hamp.com), along with its wholly-owned subsidiary, Hampshire Brands, Inc. is a provider of fashion apparel across a broad range of product categories, channels of distribution and price points. The Company specializes in designing and marketing men’s sportswear to department stores, chain stores and mass market retailers under licensed brands, our own proprietary brands and the private labels of our customers.

Company Contact: Benjamin C. Yogel Lead Director Hampshire Group byogel@mrccapital.com (561) 409-0890	Investor Contact: Fred Buonocore Senior Vice President The Equity Group Inc. fbuonocore@equityny.com (212) 836-9607